STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to Richard K. Pertile, pursuant to the terms and conditions of that certain Right of First Refusal to Purchase Common Stock by and between Steven L. Sample and Richard K. Pertile and that certain Asset Purchase Agreement (the “APA”) by and between the MariJ Group and Acacia Diversified Holdings, Inc. a Texas corporation (“Acacia” or the “Corporation”), up to and including 2,500,000 shares of Common stock of Acacia, standing in the name of the undersigned on the books of the Corporation and represented by Certificate Numbers CS1-511, CS1-512, and CS1-525 representing 1,000,000 shares, 1,000,000 shares, and 500,000 shares, respectively. The undersigned hereby irrevocably constitutes and appoints Richard K. Pertile as its true and lawful attorney-in-fact in accordance with the Right of First Refusal to Purchase Common Stock and the APA, with full power of substitution in the premises, to transfer this stock on the books of the Corporation as authorized during the period of April 4, 2019 and May 4, 2019 (the “Period”).

Dated: January 15, 2016	Steven L. Sample An Individual residing in Florida

By:
/s/ Steven L. Sample
Steven L. Sample

Signed in the presence of:

___/s/ Debbie Leppla_________________

Printed Name:__Debbie Leppla_________